Exhibit 10.31






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                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                                 CRDENTIA CORP.,
                          HIP ACQUISITION CORPORATION,


                               HIP HOLDING, INC.,


                    AND THE SHAREHOLDERS OF HIP HOLDING, INC.


                              DATED MARCH 28, 2005







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
                                                                   Exhibit 10.31

                              TABLE OF CONTENTS


                                                                            PAGE


ARTICLE 1. DEFINITIONS.......................................................2
  1.1   Defined Terms........................................................2
  1.2   Construction of Certain Terms and Phrases............................8

ARTICLE 2. THE MERGER........................................................9
  2.1   The Merger...........................................................9
  2.2   Effective Time.......................................................9
  2.3   Effect of the Merger.................................................9
  2.4   Certificate of Incorporation; Bylaws.................................9
  2.5   Directors and Officers...............................................9
  2.6   Effect on Capital Stock/Merger Consideration........................10
  2.7   Additional Merger Consideration.....................................11
  2.8   Exchange Procedure..................................................12
  2.9   Balance Sheet Items.................................................13
  2.10  Closing.............................................................14
  2.11  Exemption from Registration.........................................15
  2.12  No Shareholder Representative.......................................16
  2.13  Post-Closing Matters................................................16

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................16
  3.1   Organization of the Company.........................................16
  3.2   Organization of HIP, LLC............................................16
  3.3   Capital Stock of the Company........................................17
  3.4   Ownership of Shares.................................................17
  3.5   Ownership of HIP, LLC...............................................17
  3.6   Authority of the Company............................................17
  3.7   Intentionally Deleted...............................................18
  3.8   No Affiliates.......................................................18
  3.9   No Conflicts........................................................18
  3.10  Consents and Governmental Approvals and Filings.....................18
  3.11  Books and Records...................................................18
  3.12  Company Financial Statements........................................19
  3.13  Absence of Changes..................................................19
  3.14  No Undisclosed Liabilities..........................................19
  3.15  Tangible Personal Property..........................................19
  3.16  Benefit Plans; ERISA................................................20
  3.17  Real Property.......................................................21
  3.18  Proprietary Information of Third Parties............................21
  3.19  Compliance with Legal Requirements; Governmental Authorizations.....21
  3.20  Legal Proceedings; Orders...........................................23
  3.21  Contracts...........................................................24
  3.22  Intentionally Deleted...............................................26
  3.23  Accounts Payable....................................................26


                                      -i-
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                                                                   Exhibit 10.31

  3.24  Equipment...........................................................26
  3.25  Insurance...........................................................26
  3.26  Tax Matters.........................................................27
  3.27  Labor and Employment Relations......................................28
  3.28  Certain Employees...................................................29
  3.29  Absence of Certain Developments.....................................29
  3.30  Customers...........................................................31
  3.31  Bank Accounts.......................................................31
  3.32  Intentionally Deleted...............................................31
  3.33  Regulatory Compliance...............................................31
  3.34  Third Party Consents................................................32
  3.35  Relationships with Related Persons..................................32
  3.36  Certain Payments....................................................32
  3.37  Brokers.............................................................32
  3.38  Verification of Credentials.........................................32
  3.39  Training............................................................33
  3.40  Existing Indebtedness...............................................33
  3.41  Material Misstatements and Omissions................................33

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION CO......34
  4.1   Organization........................................................34
  4.2   Authority...........................................................34
  4.3   Litigation..........................................................34
  4.4   Reports and Financial Statements....................................34
  4.5   Brokers.............................................................35

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS...............35
  5.1   Requisite Power and Authority.......................................35
  5.2   Investment Representations..........................................35
  5.3   Transfer Restrictions...............................................36
  5.4   Market Standoff.....................................................37

ARTICLE 6. ADDITIONAL AGREEMENTS............................................37
  6.1   Access to Information...............................................37
  6.2   Public Announcements; Company Literature............................38
  6.3   Fees and Expenses...................................................38
  6.4   Confidentiality.....................................................38

ARTICLE 7. CONDITIONS TO CONSUMMATION OF THE MERGER.........................38
  7.1   Conditions to Each Party's Obligations to Effect the Merger.........38
  7.2   Conditions to the Obligations of the Company........................39
  7.3   Conditions to the Obligations of Parent and Acquisition Co..........39

ARTICLE 8. INTENTIONALLY DELETED............................................40

ARTICLE 9. ACTIONS BY THE PARTIES AFTER THE CLOSING.........................40


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                                                                   Exhibit 10.31

  9.1   Survival of Representations, Warranties, Etc........................40
  9.2   Indemnification.....................................................41
  9.3   Right of Offset.....................................................42
  9.4   Articles of Incorporation and Bylaws................................43
  9.5   Exclusivity.........................................................43
  9.6   Tax Matters.........................................................43

ARTICLE 10. ARBITRATION.....................................................45
  10.1  Arbitration.........................................................45

ARTICLE 11. MISCELLANEOUS...................................................45
  11.1  Further Assurances..................................................45
  11.2  Notices.............................................................46
  11.3  Entire Agreement....................................................47
  11.4  Waiver..............................................................47
  11.5  Amendment...........................................................47
  11.6  No Third Party Beneficiary..........................................47
  11.7  No Assignment; Binding Effect.......................................47
  11.8  Headings............................................................47
  11.9  Severability........................................................47
  11.10 Governing Law.......................................................48
  11.11 Consent to Jurisdiction and Forum Selection.........................48
  11.12 Construction........................................................48
  11.13 Counterparts........................................................48
  11.14 Attorney's Fees.....................................................48

                             SCHEDULES AND EXHIBITS
                             ----------------------

Exhibits
--------

Exhibit A   -     Certificate of Merger
Exhibit B   -     Incremental Revenue Share Formula
Exhibit C   -     Letter of Transmittal
Exhibit D   -     Non-Competition and Non-Solicitation Agreement
Exhibit E   -     Employment Agreement
Exhibit F   -     Company Secretary Certificate
Exhibit G   -     Release
Exhibit H   -     Parent Secretary Certificate

                                                                   Exhibit 10.31

                      AGREEMENT AND PLAN OF REORGANIZATION


      This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of March 28, 2005, by and among Crdentia Corp., a Delaware corporation ("Parent"), HIP Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Co."), HIP Holding, Inc., a Delaware corporation (the "Company"), and C. Michael Emery and Matthew James Cahillane who currently constitute all of the Shareholders of the Company (individually a "Shareholder" and collectively, the "Shareholders").

                                  RECITALS:

      A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition Co. and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into Acquisition Co. (the "Merger").

      B. The Boards of Directors of Parent and Acquisition Co. (i) have determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and Acquisition Co., respectively, and fair to, and in the best interests of, Parent, Acquisition Co. and their respective shareholders, and (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

      C. The Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its Shareholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

      D. The Shareholders of the Company have unanimously approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

      E. The sole Shareholder of Acquisition Co. has approved this Agreement, the Merger and other transactions contemplated by this Agreement.

      F. Parent, Acquisition Co., the Company and the Shareholders desire to make certain representations and warranties and other agreements in connection with the Merger.

      G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


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
                                                                   Exhibit 10.31

ARTICLE 1.
                                   DEFINITIONS
                                   -----------

      1.1 DEFINED TERMS. As used in this Agreement, the following defined terms have the meanings indicated below:

      "2005 Company Revenue" shall mean the gross revenues, determined in accordance with GAAP, generated by the Surviving Corporation and HIP, LLC during the twelve month period ending March 31, 2005. Gross revenues include revenue derived from employees placed or scheduled by the Surviving Corporation and HIP, LLC.

      "2006 Company Revenue" shall mean the gross revenues, determined in accordance with GAAP, generated by the Surviving Corporation and HIP, LLC during the twelve month period ending March 31, 2006. Gross revenues include revenue derived from employees placed or scheduled by the Surviving Corporation and HIP, LLC.

      "2007 Company Revenue" shall mean the gross revenues, determined in accordance with GAAP, generated by the Surviving Corporation and HIP, LLC during the twelve month period ending March 31, 2007. Gross revenues include revenue derived from employees placed or scheduled by the Surviving Corporation and HIP, LLC.

      "Acquisition Co." has the meaning set forth in the first paragraph of this Agreement.

      "Acquisition Co. Common Stock" has the meaning set forth in Section 2.6(c)(iii).

      "Actions or Proceedings" means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

      "Additional  Merger  Consideration"  has the  meaning set forth in Section
2.7.

      "Affiliate" means, with respect to any Person, a Family Member or another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

      "Agreement" has the meanings set forth in the first paragraph of this Agreement and in Section 2.2.

      "Assets and Properties" and "Assets or Properties" of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.


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
                                                                   Exhibit 10.31

      "Benefit Plan" means any Plan established, arranged or maintained by the Company, HIP, LLC or any corporate group of which the Company or HIP, LLC is or was a member, existing at the Closing Date or prior thereto, to which the Company or HIP, LLC contributes or has contributed, or under which any employee, manager, officer, director or former employee, manager officer or director of the Company, HIP, LLC or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

      "Books and Records" of any Person means all files, documents, instruments, papers, books, computer files (including but not limited to files stored on a computer's hard drive or on floppy disks), electronic files and records in any other medium relating to the business, operations, accounting practices or condition of such Person.

      "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Texas are authorized or obligated to close.

      "Business of the Company" means the per diem nurse staffing business conducted prior to the date hereof (both before and after the HIP Transaction) by the Company, HIP, LLC and their respective subsidiaries, if any, including all operational, management, financial and contractual elements included therein.

      "Cash Consideration" has the meaning set forth in Section 2.6(b)(ii).

      "Certificate of Merger" has the meaning set forth in Section 2.2.

      "Closing" has the meaning set forth in Section 2.10(a).

      "Closing Date" has the meaning set forth in Section 2.10(a).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" has the meaning set forth in the first paragraph of this Agreement.

      "Company Common Stock" has the meaning set forth in Section 3.3(a) of this Agreement.

      "Company Disclosure Schedule" means the disclosure schedule attached hereto which sets forth the exceptions to the representations and warranties contained in Article III hereof and certain other information called for by this Agreement.

      "Company Financial Statements" means (i) the unaudited balance sheets of HIP, LLC and the related unaudited statements of income and retained earnings for the fiscal periods ended December 31, 2004, December 31, 2003 and December 31, 2002, and (ii) the Interim Financial Statements.

      "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

                                                                   Exhibit 10.31

      "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (a) the Merger; (b) the execution, delivery, and performance of the Non-Competition Agreements, the Releases, and the Employment Agreements; (c) the performance by Parent, Acquisition Co., the Company and the Shareholders of their respective covenants and obligations under this Agreement; and (d) Parent's acquisition and ownership of the Company Common Stock and exercise of control over the Company.

      "Contract"  means  any  agreement,  contract,   obligation,   promise,  or
undertaking (whether written or oral and whether express or implied) that is legally binding.

      "Copyrights" has the meaning set forth in the definition of "Intellectual Property."

      "Damages" has the meaning set forth in Section 9.2(a).

      "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

      "DGCL" has the meaning set forth in the first recital of this Agreement.

      "Effective Time" has the meaning set forth in Section 2.2.

      "Encumbrances" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, equitable interest, levy, charge, community property interest, right of first refusal or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      "ERISA Affiliate" means any entity which is a member of a "controlled group of corporations" or which is or was under "common control" with the Company or HIP, LLC, as such terms are defined in Section 414 of the Code.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Family Member" of an individual Person means (i) the individual's spouse and former spouses, (ii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iii) any other natural person who resides with such individual.

      "GAAP" means United States generally accepted accounting principles, as currently in effect, applied on a basis consistent with the basis on which Parent's audited financial statements are prepared.

      "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental or Regulatory Authority or pursuant to any Legal Requirement.

                                                                   Exhibit 10.31

      "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.

      "HIP, LLC" shall mean Health Industry Professionals, LLC, a Michigan limited liability company.

      "Initial  Merger  Consideration"  has the  meaning  set  forth in  Section
2.6(b).

      "Income Tax" means any federal,  state (including Michigan Single Business
Tax), local, or foreign Tax based on or measured by reference to net income, including any interest, penalty, or addition thereto, whether disputed or not.

      "Income Tax Return" means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Income Taxes.

      "Intellectual Property" means (i) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (collectively, "Trademarks"), (ii) trade secrets and confidential business information (including without limitation, know-how, customer lists, current and anticipated customer requirements, price lists, market studies, business plans), however documented; (iii) proprietary computer software and programs (including object code and source code) and other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium); (iv) database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other related information, however, documented; (v) any and all information concerning the business and affairs of a Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; (vi) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing, however documented; and
(vii) any similar or equivalent rights to any of the foregoing.

      "Interim Financial Statements" means the management prepared, unaudited balance sheet and unaudited statement of income for HIP, LLC, in each case for the two (2) month period ended February 28, 2005. The Interim Financial Statements have not been prepared in accordance with GAAP.

      "Key Employees" means those employees of the Company that Parent in its sole discretion has designated as "key employees" prior to the Closing and set forth on Schedule 1.1(c) attached hereto.

      "Knowledge of the Company" or "Known to the Company" means the knowledge of any officer, director or Shareholder of the Company or manager of HIP, LLC. An officer, director or Shareholder of the Company or manager of HIP, LLC will

                                                                   Exhibit 10.31

be deemed to have Knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter.

      "Knowledge of the Parent" or "Known to the Parent" means the knowledge of any officer or director of the Parent. An officer or director of Parent will be deemed to have Knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter.

      "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

      "Material Adverse Effect" means, for any Person, a material adverse effect whether individually or in the aggregate (a) on the business, operations, financial condition or Assets and Properties, of such Person taken as a whole, or (b) on the ability of such Person to consummate the transactions contemplated hereby.

      "Merger" has the meaning set forth in the first recital of this Agreement.

      "Merger Consideration" means the Initial Merger Consideration and Additional Merger Consideration, if any.

      "Non-Competition   Agreements"  has  the  meaning  set  forth  in  Section
2.10(b)(iii).

      "Order" means any award, decision, writ, judgment, decree, ruling, subpoena, verdict, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

      "Ordinary Course of Business" means the action of a Person that is (i) consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (ii) not required to be authorized by the board of directors of the Company; and (iii) similar in nature and magnitude to actions customarily taken, without the action of the board of directors or similar body, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as the Company.

      "OTCBB" shall mean the regulated quotation service known as the OTC Bulletin Board.

      "Outstanding Company Common Stock" has the meaning set forth in Section 2.6(a).

      "Parent" has the meaning set forth in the first paragraph of this Agreement.

      "Parent Common Stock" means the shares of common stock of Parent, $0.0001 par value.

      "Parent  Common  Stock  Value"  has  the  meaning  set  forth  in  Section
2.6(b)(ii).

      "Parent Group" has the meaning set forth in Section 9.2(a).

                                                                   Exhibit 10.31

      "Parent SEC Documents" means each form, report, schedule, statement and other document filed by the Parent through the date of this Agreement under the Exchange Act or the Securities Act, including any amendment to such document.

      "Permits"  means  all  licenses,   permits,   certificates  of  authority,
authorizations, approvals, registrations and similar consents granted or issued by any Governmental or Regulatory Authority.

      "Permitted Encumbrance" means (a) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) assets which are leased and intellectual property which is licensed, (c) mechanics, carriers', workmen's, repairmen's, warehousemen's or other like Encumbrances arising or incurred in the Ordinary Course of Business or by operation of law, which Encumbrances as set forth in this subsection (c) have been properly booked as a payable in the Books and Records of the Company and (d) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not impair the Assets or Properties or the use of such Assets or Properties in the conduct of the business of the Company.

      "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

      "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

      "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

      "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

      "Real Property" has the meaning set forth in Section 3.17.

      "Release" has the meaning set forth in Section 2.10(b)(vi).

      "SEC"  shall  mean the  Securities  &  Exchange  Commission  of the United
States.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Shareholders" has the meaning set forth in the first paragraph of this Agreement.

                                                                   Exhibit 10.31

      "Stock Certificates" has the meaning set forth in Section 2.8(a).

      "Stock Consideration" has the meaning set forth in Section 2.6(b)(i).

      "Stock   Consideration  Value"  has  the  meaning  set  forth  in  Section
2.6(b)(i).

      "Surviving Corporation" has the meaning set forth in Section 2.1.

      "Tax" (and, with correlative meaning, "Taxes," "Taxable" and "Taxing") means (i) any federal, state, local or foreign income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental or Regulatory Authority responsible for the imposition of any such tax (domestic or foreign),
(ii) any liability for payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

      "Tax Return" means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any taxing authority with respect to Taxes.

      "Third Party Expenses" has the meaning set forth in Section 6.3.

      "Threatened" means a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

      "Trademarks" has the meaning set forth in the definition of "Intellectual Property."

      1.2 CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender;
(b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or;" and (f) "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                                                   Exhibit 10.31

                                   ARTICLE 2.
                                   THE MERGER
                                   ----------

      2.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, the Company shall be merged with and into Acquisition Co., the separate corporate existence of the Company shall cease and Acquisition Co. shall continue as the surviving corporation. Acquisition Co. as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      2.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by the filing of the certificate of merger substantially in the form attached hereto as Exhibit A (the "Certificate of Merger") with the Secretary of State of Delaware, all in accordance with the relevant provisions of the DGCL (the time of acceptance by the Secretary of State of the State of Delaware of such filing, or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger, being the "Effective Time") as soon as practicable following fulfillment of the conditions set forth in Article 7 hereof. Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Certificate of Merger.

      2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Co. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Co. shall become the debts, liabilities and duties of the Surviving Corporation.

      2.4   CERTIFICATE OF INCORPORATION; BYLAWS.

            (a) At the Effective Time, the Certificate of Incorporation of Acquisition Co. shall be the Certificate of Incorporation of the Surviving Corporation, except that Article First thereof shall be amended to read in its entirety as follows: "FIRST: The name of the corporation is HIP Holding, Inc."

            (b) At the Effective Time, the Bylaws of Acquisition Co. shall be the Bylaws of the Surviving Corporation, except that the Bylaws shall be amended to reflect that the name of the Surviving Corporation shall be " HIP Holding, Inc."

      2.5 DIRECTORS AND OFFICERS. The directors of Acquisition Co. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Acquisition Co. immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

                                                                   Exhibit 10.31

      2.6   EFFECT ON CAPITAL STOCK/MERGER CONSIDERATION.

            (a) Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (the "Outstanding Company Common Stock") shall be canceled and automatically converted into the right to receive, upon surrender of the certificates representing such shares and a Letter of Transmittal as contemplated in Section 2.8, a ratable portion of the Merger Consideration as determined in Section 2.6(b) and Section 2.7 below. At the Effective Time, all rights in respect of such Outstanding Company Common Stock shall cease to exist, other than the right to receive the consideration described in the preceding sentence, and all such shares shall be cancelled and retired.

            (b) Initial Merger Consideration. The initial merger consideration shall consist of $3,952,500 (the "Initial Merger Consideration") and shall be paid on the Closing Date as follows:

                  (i) Cash Consideration. $1,350,900 shall be paid in cash (the "Cash Consideration") to the Shareholders pro rata, by wire transfer or cashier's checks drawn upon a federally insured lending institution on the Closing Date; and

                  (ii) Stock Consideration. $2,601,600 (the "Stock Consideration Value") shall be paid by the issuance to the Shareholders, pro rata, of 1,283,684 shares of Parent Common Stock. For purposes of this Agreement, the "Stock Consideration" shall mean the aggregate number of shares of Parent Common Stock issuable on the Closing Date in accordance with this Section 2.6(b)(ii); and

                  (iii) Pro Rata Share of Shareholders. Each Shareholder shall be entitled to fifty percent (50%) of all Merger Consideration.

            (c) Actions at the Effective Time. At the Effective Time:

                  (i) Except for the securities referred to in Section 2.6(c)(ii) below, each share of Outstanding Company Common Stock will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into a right to receive from Parent such shares' pro rata amount of the Cash Consideration and Stock Consideration.

                  (ii) Each share of Company  Common  Stock held in the treasury
of  the  Company  shall  be  canceled  and  retired   without   payment  of  any
consideration therefor.

                  (iii) Each share of common stock of Acquisition Co. ("Acquisition Co. Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation and shall constitute the only shares of capital stock of the Surviving Corporation outstanding immediately after the Effective Time. Each stock certificate of Acquisition Co. evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                                                                   Exhibit 10.31

      2.7 ADDITIONAL  MERGER  CONSIDERATION  . In addition to the Initial Merger
Consideration,   each  Shareholder   shall  be  entitled  to  additional  merger
consideration (the "Additional Merger Consideration") calculated as follows:

            (a) 2006 Revenue Adjustments to Merger Consideration.

                  (i) Calculation of Additional Merger Consideration (2006). In the event that the 2006 Company Revenue exceeds the 2005 Company Revenue (such excess, if any, the "2006 Incremental Company Revenue"), Parent shall issue, as additional Stock Consideration, shares of Parent Common Stock derived from calculating through that certain formula set forth in Exhibit B attached hereto. The 2005 Company Revenue and 2006 Company Revenue shall be calculated by management of Parent in good faith and such calculations shall be delivered to the Shareholders. The Shareholders shall have ten (10) days from the date of receipt of such calculations to dispute the calculations. If one or more of the Shareholders dispute such calculations during such period, the parties will resolve such dispute in accordance with the dispute provisions of Article 10. If neither Shareholder disputes such calculation during such period, the calculations of Parent shall be final and binding on all parties. The additional Stock Consideration payable pursuant to this Section 2.7(a)(i), if any, shall be made in accordance with each Shareholder's respective pro rata share of the Stock Consideration paid on the Closing Date. The additional Stock Consideration, if any, issuable and payable pursuant to this Section 2.7(a)(i) shall be referred to as the "2006 Incremental Revenue Payment."

                  (ii) Incremental Revenue Payment Date. Parent shall pay the 2006 Incremental Revenue Payment, if any, on or before June 30, 2006 unless the Shareholders dispute Parent's calculations of the 2006 Company Revenue or the 2005 Company Revenue, as the case may be, in which case Parent shall pay the applicable 2006 Incremental Revenue Payment, if any, within thirty (30) days after resolution of the dispute in accordance with the dispute provisions of
Article 10.

                  (iii) Incremental Revenue Deficit. In the event that the 2005 Company Revenue exceeds the 2006 Company Revenue (a "2006 Revenue Decline"), no Additional Merger Consideration pursuant to this Section 2.7(a) shall be paid.

            (b) 2007 Revenue Adjustments to Merger Consideration.

                  (i) Calculation of Additional Merger Consideration (2007). Subject to the provisions of Section 2.7(b)(iii), below, in the event that the 2007 Company Revenue exceeds the 2006 Company Revenue (such excess, if any, the "2007 Incremental Company Revenue"), Parent shall issue, as additional Stock Consideration, shares of Parent Common Stock derived from calculating through that certain formula set forth in Exhibit B attached hereto. The 2006 Company Revenue and 2007 Company Revenue shall be calculated by management of Parent in good faith and such calculations shall be delivered to the Shareholders. The Shareholders shall have ten (10) days from the date of receipt of such calculations to dispute the calculations. If one or more of the Shareholders dispute such calculations during such period, the parties will resolve such dispute in accordance with the dispute provisions of Article 10. If neither Shareholder disputes such calculation during such period, the calculations of Parent shall be final and binding on all parties. The additional Stock Consideration payable pursuant to this Section 2.7(b)(i), if any, shall be made in accordance with each Shareholder's respective pro rata share of the Stock Consideration paid on the Closing Date. The additional Stock Consideration, if any, issuable and payable pursuant to this Section 2.7(b)(i) shall be referred

                                                                   Exhibit 10.31

to as the "2007 Incremental Revenue Payment."

                  (ii) Incremental Revenue Payment Date. Parent shall pay the 2007 Incremental Revenue Payment, if any, on or before June 30, 2007 unless the Shareholders dispute Parent's calculations of the 2007 Company Revenue or the 2006 Company Revenue, as the case may be, in which case Parent shall pay the applicable 2007 Incremental Revenue Payment, if any, within thirty (30) days after resolution of the dispute in accordance with the dispute provisions of
Article 10.

                  (iii) Notwithstanding the provisions of Section 2.7(b)(i), in the event there shall have been a 2006 Revenue Decline, the calculation for the 2007 Incremental Revenue Payment, if any, shall be based on the increase in the 2007 Company Revenues over the 2005 Company Revenue, if any, such excess being the basis for the 2007 Incremental Company Revenue calculations.

                  (iv) Incremental  Revenue Deficit.  In the event that the 2006
Company  Revenue  exceeds  the  2007  Company  Revenue,   no  Additional  Merger
Consideration pursuant to this Section 2.7(b) shall be paid.

2.8   EXCHANGE PROCEDURE.

            (a) Each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Company Common Stock (the "Stock Certificates") whose shares are being converted into a ratable portion of the Merger Consideration pursuant to Section 2.6 above shall provide to Parent at the Closing, (i) a letter of transmittal in the form attached hereto as Exhibit C and (ii) one or more Stock Certificates for cancellation to Parent, duly endorsed in blank (or accompanied by duly executed stock powers) and, if necessary, spousal consents by each spouse, if any, of each Shareholder, duly executed by such spouses. The holder of such Stock Certificate shall then be entitled to receive in exchange therefor the Cash Consideration and Stock Consideration to which such holder of Company Common Stock is entitled pursuant to Section 2.6 above and the Additional Merger Consideration, if any, pursuant to Section 2.7 above. The Stock Certificates so surrendered shall forthwith be canceled. No interest will accrue or be paid to the holder of any Company Common Stock. From and after the Effective Date, until surrendered as contemplated by this Section 2.8, each Stock Certificate shall be deemed for all corporate purposes to evidence the amount of the Merger Consideration into which the Company Common Stock represented by such Stock Certificate have been converted.

            (b) From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.8, provided that the presenting holder is listed on the Company's Shareholder list as a holder of Company Common Stock.

                                                                   Exhibit 10.31

            (c) In the event that any Stock Certificates evidencing Company Common Stock shall have been lost, stolen or destroyed, the Parent shall pay in exchange for such lost, stolen or destroyed Stock Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Sections 2.6 and 2.7 above; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Stock Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the Stock Certificates alleged to have been lost, stolen or destroyed.

            (d) Notwithstanding anything to the contrary in this Section 2.8, none of the Surviving Corporation or any party hereto shall be liable to a holder of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (e) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

            (f) Each of the Parent, Acquisition Co. and the Company will take all such reasonable and lawful acts as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company and Acquisition Co. are fully authorized in the name of the respective corporations, the Shareholders or otherwise to take, and will take, all such lawful and necessary action so long as such action is not inconsistent with this Agreement.

      2.9 BALANCE SHEET ITEMS. Prior to the Closing, the Parties recognize that the Shareholders shall have made a distribution to themselves of (i) all cash in the Company and HIP, LLC in excess of (a) trade payables of the Company and HIP, LLC as of March 21, 2005 and (b) all liabilities (whether or not invoices therefor have been received by the Company or HIP, LLC) arising from the Ordinary Course of Business of the Company and HIP, LLC through March 20, 2005, and (ii) all accounts receivable of the Company and HIP, LLC as of March 21, 2005. The distributions contemplated in this Section 2.9 have been approved by Parent based on the understanding and agreement of the Company, HIP, LLC and the Shareholders that (a) neither the Company nor HIP, LLC shall have, as of the Closing, any indebtedness, liabilities or obligations of any nature whatsoever, whether secured or unsecured, other than the trade payables, whether or not invoices therefor have been received by the Company or HIP, LLC, prior to the Closing for which the Company and HIP, LLC shall have sufficient cash to pay in full, all as contemplated in clause (i) of the preceding sentence, (b) the Shareholders shall be responsible for all wages, obligations and liabilities arising out of the operations of the Company and HIP, LLC through March 20, 2005 and (c) the Shareholders shall be entitled to all revenues and accounts receivable arising out of the operations of the Company and HIP, LLC through March 20, 2005.

                                                                   Exhibit 10.31

      2.10  CLOSING.

            (a) Time and Place. The consummation of the Merger under this Agreement (the "Closing") shall take place at the offices of Kane, Russell, Coleman & Logan, P.C., 1601 Elm Street, Suite 3700, Dallas, Texas 75201, at 10:00 a.m. on March 28, 2005, or at such time and in such manner as the parties mutually agree (the "Closing Date").

            (b) Closing Deliveries by the Company and the Shareholders. At the Closing, the Company and the Shareholders, as the case may be, shall have delivered or caused to be delivered to Parent and/or Acquisition Co., as the case may be:

                  (i) the Certificate of Merger, duly executed by the Company;

                  (ii) the Non-Competition and Non-Solicitation Agreement by and between Parent and each of the Shareholders, substantially in the form of Exhibit D (the "Non-Competition Agreement"), duly executed by such parties;

                  (iii) an Employment Agreement by and between the Surviving Corporation and each of the Shareholders substantially in the form of Exhibit E (the "Employment Agreement") duly executed by each Shareholder;

                  (iv) a certificate of the Secretary of the Company substantially in the form of Exhibit F attached hereto, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of the Company certified as of a recent date by the Secretary of State of Delaware, (B) a certificate of each appropriate Secretary of State certifying the good standing of the Company in its state of incorporation and all states in which it is qualified to do business, (C) a true and complete copy of the resolutions of the board of directors of the Company and the resolutions of the Shareholders of the Company, each authorizing the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and (D) incumbency matters;

                  (v) [Intentionally Deleted]

                  (vi) a Release by each of the Shareholders, substantially in the form of Exhibit G attached hereto (the "Release"), duly executed by each Shareholder;

                  (vii) a resignation letter of each of the officers and directors of the Company, dated effective as of the Closing;

                  (viii) a Building Lease relating to the premises from which the Business of the Company is currently operated, such lease to be in form satisfactory to the Parent and the Shareholders (the "Facilities Lease") duly executed by the owner of such premises.

                  (ix) an opinion of Dykema Gossett PLLC, counsel to the Company addressing the matters set forth in Section 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6, in a form satisfactory to Parent;

                                                                   Exhibit 10.31

                  (x) a listing of the amount of Stock Consideration and Cash Consideration to be paid at the Closing to each Person entitled to receive a portion thereof pursuant to the terms hereof;

                  (xi) documents, instruments and releases relating to the retirement, pay-off and release of all loan obligations, security agreements and financing statements binding on, or filed against, the Company or HIP, LLC along with an authorization from each Shareholder to pay such amounts and deduct from the Cash Consideration due to Shareholders the amount thereof;

                  (xii) such documents and instruments as may be required by Parent's secured lender;

                  (xiii) an amendment with Ladder Company 3, LLC, in form and substance satisfactory to Parent, duly executed by all appropriate parties thereto (the "Ladder Amendment")

                  (xiv) such other  documents as Parent may  reasonably  request
for  the  purpose  of  facilitating   the   consummation  of  the   Contemplated
Transactions.

            (c) Closing Deliveries By Parent. At the Closing, Parent and/or Acquisition Co., as the case may be, shall have delivered or caused to be delivered to the Company and/or the Company Shareholders, as the case may be:

                  (i) the Non-Competition Agreement, duly executed by Parent;

                  (ii) an Employment Agreement with each of the Shareholders on terms satisfactory to the Parent and such Shareholders duly executed by each Shareholder;

                  (iii) a certificate of the Secretary of Parent substantially in the form of Exhibit H attached hereto, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of Parent certified as of a recent date by the Secretary of State of Delaware, (B) a true and complete copy of the resolutions of the board of directors of Parent authorizing the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby and (C) incumbency matters;

                  (iv) the Facilities Lease duly executed by the Surviving Corporation; and

                  (v) the Stock Consideration and Cash Consideration for each Shareholder.

      2.11 EXEMPTION FROM REGISTRATION. The issuance of the Parent Common Stock issuable as Stock Consideration will be exempt from registration requirements of the Securities Act pursuant to the private placement exemption provided by Rule 505 and/or 506 of Regulation D promulgated under the Securities Act and/or
Section 4(2) of the Securities Act, and applicable state securities laws.

                                                                   Exhibit 10.31

      2.12 NO SHAREHOLDER REPRESENTATIVE. The Shareholders have not appointed a shareholder representative and desire that Parent and/or the Surviving Corporation obtain approval of both Shareholders relating to any matters arising under this Agreement. The Shareholders agree that Parent and the Surviving Corporation shall not incur any additional liability due to both the Shareholders not approving any matter or resolution thereof under this Agreement and shall not be obligated to act in any way under the terms of this Agreement without such approval from both such Shareholders.

      2.13 POST-CLOSING MATTERS. The Shareholders and the Surviving Corporation acknowledge that such parties will negotiate in good faith following the Closing the resolution of the following: (i) the issuance of a separate class of membership interest in Ladder Company 3, LLC to transfer certain Michigan business tax credits to the Surviving Corporation and (ii) certain prepaid insurance amounts to be paid to the Shareholders. Additionally, the parties recognize that the Parent will issue to the Shareholders, pro rata an additional 2,108 shares of Parent Common Stock.


                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                 OF THE COMPANY
                                 --------------

      The Company and each of the Shareholders, jointly and severally, represent and warrant to Parent and Acquisition Co. as of the date hereof and as of the Closing Date, except as set forth on the Company Disclosure Schedule furnished to Parent specifically identifying the relevant subparagraph hereof (provided that the mere inclusion of an item in the Company Disclosure Schedule shall not be deemed an admission that such disclosure is required to be made), which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

      3.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing in each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon the Company and its subsidiaries. The Company has all requisite power and authority, and holds all Permits and authorizations necessary to carry on its business and to own and use the Assets and Properties owned and used by the Company except where the failure to have such power and authority or to hold such Permit or authorization would not have a Material Adverse Effect on the Company. The Company has delivered to Parent correct and complete copies of its charter documents and organizational documents, each as amended to date.

      3.2 ORGANIZATION OF HIP, LLC. HIP, LLC is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Michigan. HIP, LLC is duly authorized to conduct business and is in good standing in each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon HIP, LLC and its subsidiaries. HIP, LLC has all requisite power and authority, and holds all Permits and authorizations necessary to carry on its business and to own and use the Assets and Properties owned and used by HIP, LLC except where the failure to have such power and authority or to hold such Permit

                                                                   Exhibit 10.31

or authorization would not have a Material Adverse Effect on HIP, LLC. HIP, LLC has delivered to Parent correct and complete copies of its charter documents and organizational documents, each as amended to date.

      3.3 CAPITAL STOCK OF THE COMPANY.

            (a) The authorized capital stock of the Company consists of (i) 1,000 shares of common stock, no par value per share ("Company Common Stock"), of which 1,000 shares are issued and outstanding as of the date hereof; (ii) no shares of capital stock of the Company in treasury; and (iii) no shares of preferred stock. Each share of the issued and outstanding capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable.

            (b) There are no subscriptions, options, warrants, calls, commitments and other rights of any kind for the purchase or acquisition of, and any securities convertible or exchangeable for, any capital stock of the Company.

            (c) There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the Knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company.

      3.4 OWNERSHIP OF SHARES. Each of the Shareholders owns beneficially and of record that number of shares of Company Common Stock listed opposite such Shareholder's name in Section 3.4(a) of the Company Disclosure Schedule, free and clear of all Encumbrances, and has good and valid title to such shares. The delivery of the stock certificate(s) representing the Outstanding Common Stock in the manner provided in Section 2.8 will transfer to the Parent good and valid title thereto free and clear of all Encumbrances.

      3.5 OWNERSHIP OF HIP, LLC.

            (a) The Company owns all of the membership and other equity interests of HIP, LLC, free and clear of all Encumbrances.

            (b) There are no subscriptions, options, warrants, calls, commitments and other rights of any kind for the purchase or acquisition of, and any securities convertible or exchangeable for, any membership interests or other equity in HIP, LLC.

      3.6 AUTHORITY OF THE COMPANY. The Company has all necessary power and authority and has taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by

                                                                   Exhibit 10.31

applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      3.7 INTENTIONALLY DELETED.

      3.8 NO AFFILIATES. Except as set forth in Section 3.8 of the Company Disclosure Schedule, the Company does not have any Affiliates or subsidiaries other than HIP, LLC and is not a partner in any partnership or a party to any joint venture.

      3.9 NO CONFLICTS. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the charter documents, bylaws or other organizational documents of the Company or HIP, LLC;

            (b) to the Knowledge of the Company, conflict with or result in a violation or breach of, or give any Governmental or Regulatory Authority the right to revoke, withdraw, suspend, cancel, termination or modify any term or provision of any law, Order, Permit, statute, rule or regulation applicable to the Company, the Business of the Company or Assets or Properties of the Company or HIP, LLC;

            (c) result in a breach of, or default under (or give rise to right of termination, modification, cancellation or acceleration) under any of the terms, conditions or provisions of any Material Contract (as defined below) to which the Company or HIP, LLC any of its Assets and Properties or the Company Common Stock may be bound, except for such breaches or defaults as set forth in
Section 3.9(c) of the Company Disclosure Schedule as to which requisite waivers or consents will have been obtained by the Closing Date;

            (d) cause any of the Assets or Properties of the Company or HIP, LLC to be reassessed or revalued by any taxing authority or any Governmental or Regulatory Authority;

            (e) result in an imposition or creation of any Encumbrance or Tax on the business or Assets or Properties of the Company or the Company Common Stock.

      3.10 CONSENTS AND GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company or HIP, LLC is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      3.11 BOOKS AND RECORDS. The minute books and other corporate records of the Company and HIP, LLC as made available to Parent contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the Shareholders, the boards of directors and committees of the boards of directors of the Company and the Members and Managers of HIP, LLC. The stock transfer ledgers and other similar records of the Company accurately reflect all issuances and record transfers in the capital stock of the Company.

                                                                   Exhibit 10.31

The equity transfer ledgers and other similar records of HIP, LLC accurately reflect all issuances and record transfers in the membership interests of HIP, LLC. The other Books and Records of the Company and HIP, LLC are true, correct and complete, represent bonafide business transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

      3.12 COMPANY FINANCIAL STATEMENTS. The Company has previously delivered to Parent the Company Financial Statements. Such Company Financial Statements (i) are true, correct and complete, (ii) have been prepared derived from the Books and Records of the Company, (iii) have been prepared in conformity with GAAP in all material respects, and (iv) fairly present the financial condition and results of operations of HIP, LLC as of the respective dates thereof and for the periods covered thereby; provided that the Interim Financial Statements are subject to normal year-end adjustments and accruals and lack footnotes and certain other presentation items.

      3.13 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since December 31, 2004 there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on the Company and HIP, LLC.

      3.14 NO UNDISCLOSED LIABILITIES. Except as disclosed in Section 3.14 of the Company Disclosure Schedule or in the Company Financial Statements, to the Knowledge of the Company, there are no liabilities, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, whether or not of a kind required by GAAP to be set forth on a financial statement or on the notes thereto, including but not limited to any liability for Taxes (the "Liabilities"), nor any basis for any claim against the Company or HIP, LLC for any such Liabilities relating to or affecting the Company, HIP, LLC or any of their Assets and Properties, other than such Liabilities incurred after December 31, 2004 in the Ordinary Course of Business which have not had, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Company and HIP, LLC. To the Knowledge of the Company there is no circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company, HIP, LLC or any successor to its business except in the Ordinary Course of Business or is otherwise set forth on in Section 3.14 of the Company Disclosure Schedule.

      3.15 TANGIBLE PERSONAL PROPERTY. The Company and HIP, LLC, as appropriate, are in possession of and have good and valid title to, or have valid leasehold interests in or valid rights under written agreements to use, all tangible personal property, equipment, plants, buildings, structures, facilities and all other Assets and Properties used in or reasonably necessary for the conduct of the Business of the Company, including all tangible personal property reflected on the Company Financial Statements and any tangible personal property acquired since that date other than property disposed of since such date in the Ordinary Course of Business of the Company and HIP, LLC. All such tangible personal property, equipment, plants, buildings, structures, facilities and all other assets and properties are listed in Section 3.15 of the Company Disclosure

                                                                   Exhibit 10.31

Schedule and are free and clear of all Encumbrances, other than Permitted Encumbrances which have not had a Material Adverse Effect on the Company and HIP, LLC.

      3.16 BENEFIT PLANS; ERISA.

            (a) Section 3.16(a) of the Company Disclosure Schedule lists each Benefit Plan together with a brief description of the type of plan and benefit provided thereunder. Neither the Company nor HIP, LLC has any commitment, proposal, or communication to employees regarding the creation of an additional Plan or any increase in benefits under any Benefit Plan. The Company has provided to Parent (i) a copy of each Benefit Plan (including amendments) and a list of persons participating in such arrangement, (ii) the three most recent annual reports on the Form 5500 series for each Benefit Plan required to file such report and (iii) the most recent trustee's report for each Benefit Plan funded through a trust.

            (b) Neither the Company, HIP, LLC, an ERISA Affiliate or predecessor thereof has ever maintained, contributed to or been obligated to contribute to any Defined Benefit Plan or multiemployer plan (as defined in Section (3)(37) or 4001(a)(3) of ERISA) and no condition exists that presents a material risk to the Company, HIP, LLC or an ERISA Affiliate of incurring a liability under Title IV of ERISA.

            (c) Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and, as of the Closing Date, will be in compliance in all material respects, in form and operation, with all applicable laws (including but not limited to ERISA and the Code). The reserves reflected in the Company Financial Statements for the obligations of the Company or HIP, LLC, as appropriate, under all Benefit Plans are adequate and were determined in accordance with GAAP.

            (d) Each Qualified Plan has received a determination letter from the Internal Revenue Service confirming that it qualifies under Section 401(a) of the Code and nothing has occurred since the issuance of that letter which would adversely affect such qualified status or the plan sponsor's ability to rely on such determination letter.

            (e) No Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, HIP, LLC or any ERISA Affiliate beyond their termination of service (other than (i) coverage mandated by applicable law, (ii) benefits under a Qualified Plan, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, HIP, LLC or any ERISA Affiliate or (iv) benefits the full cost of which is borne by any current or former employee (or his or her beneficiary)).

            (f) The consummation of the transactions contemplated by this Agreement will not, either immediately or upon the occurrence of any event thereafter, (i) entitle any current or former employee, manager, officer or director of the Company, HIP, LLC or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation otherwise due any such individual.

                                                                   Exhibit 10.31

            (g) There are no pending or, to the Knowledge of the Company, anticipated or threatened claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

      3.17 REAL PROPERTY. Neither the Company nor HIP, LLC own any real property. Section 3.17 of the Company Disclosure Schedule contains a complete and accurate legal description of each parcel of real property leased by the Company, HIP, LLC (as lessee or lessor) (the "Real Property") and all Encumbrances (other than Permitted Encumbrances) relating to or affecting the Real Property. The Company or HIP, LLC, as appropriate, have a valid leasehold interest in all real property used in or relating to the conduct of the Company's or HIP, LLC's business, free and clear of all Encumbrances other than Permitted Encumbrances. The Company and HIP, LLC have rights of ingress and egress with respect to the Real Property, and all buildings, structures, facilities, fixtures and other improvements thereon material for the operation of the Business of the Company. Each lease with respect to the Real Property is a legal, valid and binding agreement of the Company or HIP, LLC, as appropriate, subsisting in full force and effect enforceable in accordance with its terms, all payments due and owing prior to the Closing Date have been made and except as set forth in Section 3.17 of the Company Disclosure Schedule, there is no, and neither the Company nor HIP, LLC has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder.

      3.18 PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has provided any oral or written notice claiming or, to the Knowledge of the Company, has reason to claim that any Person employed by or affiliated with the Company or HIP, LLC in connection with and during the operation of the Business of the Company has (i) violated or may be violating any of the terms or conditions of such Person's employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company or HIP, LLC which relates to such a claim. To the Knowledge of the Company, no Person employed by or affiliated with the Company or HIP, LLC in connection with and during the Company's or HIP, LLC's ownership and operation of its business has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and no Person employed by or affiliated with the Company in connection with and during the Company's or HIP, LLC's ownership and operation of its business has violated any confidential relationship which such Person may have had with any third party in connection with the sale of any service or proposed service of the Company or HIP, LLC, and, to the Knowledge of the Company, there is no reason to believe there will be any such employment or violation.

      3.19 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

            (a) Except as set forth in Section 3.19(a) of the Company Disclosure
Schedule:

                                                                   Exhibit 10.31

                  (i) the Company is in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of the Business of the Company or the ownership or use of any of its Assets and Properties;

                  (ii) HIP, LLC is in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of the Business of the Company or the ownership or use of any of its Assets and Properties;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company or HIP, LLC of, or failure on the part of the Company or HIP, LLC to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company or HIP, LLC to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iv) neither the Company nor HIP, LLC has received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company or HIP, LLC to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b) Section 3.19(b) of the Company Disclosure Schedule contains a complete and accurate list of each material Governmental Authorization that is held by the Company or HIP, LLC or that otherwise relates to the Business of the Company, or to any of the Assets and Properties owned or used by the Company or HIP, LLC. Each Governmental Authorization listed or required to be listed in
Section 3.19(b) of the Company Disclosure Schedule is valid and is in full force and effect. Except as set forth on Section 3.19(b) of the Company Disclosure
Schedule:

                  (i) each of the Company and HIP, LLC is in compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.19(b) of the Company Disclosure Schedule;

                  (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Section 3.19(b) of the Company Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Section 3.19(b) of the Company Disclosure Schedule;

                  (iii) neither the Company nor HIP, LLC have received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                                                                   Exhibit 10.31

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Section 3.19(b) of the Company Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental or Regulatory Authority, and all other filings required to have been made with respect to such Governmental
Authorizations have been duly made on a timely basis with the appropriate Governmental or Regulatory Authority.


      The Governmental Authorizations listed in Section 3.19(b) of the Company Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Company and HIP, LLC (i) to lawfully conduct and operate the Business of the Company in the manner they currently conduct and operate such business and (ii) to own and use their Assets and Properties in the manner in which they currently own and use such Assets and Properties.

      3.20 LEGAL PROCEEDINGS; ORDERS.

            (a) Except as set forth in Section 3.20(a) of the Company Disclosure Schedule, there is no pending Proceeding:

                  (i) that has been commenced by or against the Company or HIP, LLC; or

                  (ii)  that  challenges,   or  that  may  have  the  effect  of
preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.


      To the Knowledge of the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 3.20(a) of the Company Disclosure Schedule. The Proceedings listed in Section 3.20(a) of the
Company Disclosure Schedule will not have a Material Adverse Effect on the Company or HIP, LLC.

            (b) Except as set forth in Section 3.20(b) of the Company Disclosure
Schedule:

                  (i) neither the Company nor HIP, LLC is subject to any Order that relates to the Business of the Company or any of the Assets or Properties owned or used by the Company or HIP, LLC; and

                  (ii) to the Knowledge of the Company, no officer, director, agent, or employee of the Company or member, manager, officer, agent or employee of HIP, LLC is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the Business of the Company.

            (c) Except as set forth in Section 3.20(c) of the Company Disclosure
Schedule:

                                                                   Exhibit 10.31

                  (i) each of the Company and HIP, LLC, as appropriate, is in compliance in all material respects with all of the terms and requirements of each Order to which it, or any of the Assets or Properties owned or used by either of them, is or has been subject; and

                  (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company or HIP, LLC, or any of the Assets or Properties owned or used by the Company or HIP, LLC, is subject; and

                  (iii) neither the Company nor HIP, LLC has received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company or HIP, LLC, or any of the Assets or Properties owned or used by the Company or HIP, LLC, is or has been subject.

      3.21 CONTRACTS.

            (a) Section 3.21 of the Company Disclosure Schedule contains a true and complete list of each of the following contracts, agreements or other arrangements to which the Company or HIP, LLC is a party or by which any of their Assets and Properties is bound (and, to the extent oral, accurately describes the terms of such contracts, agreements and arrangements):

                  (i) All Contracts for the provisions of goods or services of the Company or HIP, LLC which involve the receipt of an amount in excess of $50,000 during any calendar year;

                  (ii) all collective bargaining or similar labor agreements;

                  (iii) all Contracts for the employment of any officer, employee, manager or other Person or entity on a full time, part time, consulting or other basis and all independent contractor agreements;

                  (iv) all loan agreements, indentures, debentures, notes or letters of credit relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company or HIP, LLC;

                  (v)  each  written  warranty,   guaranty,   or  other  similar
undertaking with respect to contractual performance extended by the Company or HIP, LLC;

                  (vi) all leases or agreements under which the Company or HIP, LLC is lessee or lessor of, or holds, or operates, any property, real or personal, owned by any other party;

                  (vii) all commitments, contracts, sales contracts, purchase orders, mortgage agreements or groups of related agreements with the same party or any group or affiliated parties which require or may in the future require payment of any consideration by the Company or HIP, LLC which involve the payment of an amount in excess of $25,000 during any calendar year;

                                                                   Exhibit 10.31

                  (viii) all license agreements (other than "off-the-shelf" or shrink wrap license agreements), distribution agreements or any other agreements involving any of the Intellectual Property of the Company or HIP, LLC, including agreements with current and former employees, consultants or contractors regarding the appropriation or the non-disclosure of any such Intellectual Property;

                  (ix)  each  joint  venture   partnership  and  other  Contract
(however named) involving a sharing of profits, losses, costs or liabilities by the Company or HIP, LLC with any other Person;

                  (x) any Contract for payments to or by any Person by the Company or HIP, LLC based on sales, purchases or profits, other than direct payments for goods or services;

                  (xi) each power of attorney that is currently effective and outstanding;

                  (xii) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company or HIP, LLC to be responsible for consequential damages;

                  (xiii) each Contract for capital expenditures in excess of $10,000;

                  (xiv) all subscription or other agreements related to the equity ownership of the Company or HIP, LLC;

                  (xv) all Contracts or commitments that in any way restrict the Company from carrying on the Business of the Company anywhere in the world;

                  (xvi) all other Contracts and agreements that (A) involve the payment or potential payment in excess of $25,000 during any calendar year, pursuant to the terms of any such Contract or agreement, by the Company or HIP, LLC and (B) cannot be terminated within 30 days after giving notice of termination without resulting in any cost or penalty to the Company or HIP, LLC;

                  (xvii) all contracts or commitments that in any way grants a third party a right of first refusal for the purchase of any portion of the Company or HIP, LLC or any of their Assets or Properties; and

                  (xviii) each amendment, supplement, and modification (whether oral or written) in respect to any of the foregoing.

            (b) A correct and complete  copy of each  Contract  disclosed in the
Company Disclosure Schedule (the "Material Contracts") has been previously provided to Parent. Each Material Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms (except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies), of the Company or HIP, LLC, as appropriate, and to the Knowledge of the Company, the other parties thereto; and the Company or HIP,

                                                                   Exhibit 10.31

LLC, as appropriate, have performed in all material respects all of their required obligations under, and are not in violation or breach of or default under, any such Material Contract. To the Knowledge of the Company, the other parties to any such Material Contracts are not in violation or breach of or default under any such Material Contract. To the Knowledge of the Company, none of the present or former employees, officers, directors or Shareholders of the Company or the present or former employees, officers, managers or members of HIP, LLC is a party to any oral or written contract or agreement prohibiting any of them from freely competing with other parties or engaging in the Business of the Company as now operated. No event has occurred or circumstance exists that (with or without notice or the lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company, HIP, LLC or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, termination, or modify, any Material Contract. Neither the Company nor HIP, LLC has given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under any Material Contract. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any provisions of any Material Contract of the Company or HIP, LLC relating to any material amounts paid or payable to the Company or HIP, LLC under current or complete Contract with any Person and, to the Knowledge of the Company, no such Person has made written demand for such renegotiation. The Material Contracts relating to the sale of services of the Company or HIP, LLC have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that would be in violation of any Legal Requirement.

      3.22 INTENTIONALLY DELETED.

      3.23 ACCOUNTS PAYABLE. Set forth in Section 3.23 of the Company Disclosure
Schedule is a complete and accurate list of all accounts payable or the Company or HIP, LLC as of March 10, 2005 (collectively, the "Accounts Payable") which represent or will represent the only obligations of the Company or HIP, LLC arising from purchases actually made, services actually received or obligations otherwise incurred by the Company or HIP, LLC through the Closing Date.

      3.24 EQUIPMENT. All tangible personal property and equipment used by the Company or HIP, LLC in the conduct of the Business of the Company are structurally sound with no known material defects and are in good operating condition and repair (subject to normal wear and tear) so as to permit the operation of such business as presently conducted, and no such equipment or tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

      3.25  INSURANCE.  Set  forth in  Section  3.25 of the  Company  Disclosure
Schedule is a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to the Company or the Assets and Properties of the Company or HIP, LLC (or any of the Company's or HIP, LLC's directors, officers, salespersons, managers, members, agents or employees), including the following information for each such policy: type(s) of insurance coverage provided; name of insurer; effective dates; policy number; per

                                                                   Exhibit 10.31

occurrence and annual aggregate deductibles or self-insured retentions; per occurrence and annual aggregate limits of liability and the extent, if any, to which the limits of liability have been exhausted. All policies set forth on the Company Disclosure Schedule are in full force and effect, and with respect to such policies, all premiums currently payable or previously due have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

      3.26 TAX MATTERS.

            (a) Except as set forth in Section 3.26 of the Company Disclosure Schedule, all Tax Returns required to be filed by or on behalf of the Company and HIP, LLC have been duly filed on a timely basis and to the Knowledge of the Company such Tax Returns are true, complete and correct. Except as set forth in
Section 3.26 of the Company Disclosure Schedule, all Taxes shown to be payable on the Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company or HIP, LLC with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to Closing. The Company and HIP, LLC, as appropriate, have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of the Company or HIP, LLC with respect to Taxes, other than liens for Taxes not yet due and payable. Neither the Company nor HIP, LLC is currently the beneficiary of any extension of time within which to file any Tax Return.

            (b) Except as set forth in Section 3.26 of the Company Disclosure Schedule, the amount of the Company's or HIP, LLC's liability for unpaid Taxes for all periods ended on or before February 28, 2005 does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), reflected on the Company Financial Statements, and except as provided in Section 3.26 of the Company Disclosure Schedule, the amount of the Company's or HIP, LLC's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the Company Financial Statements, as adjusted for operations and transactions in the Ordinary Course of Business since February 28, 2005 in accordance with past custom and practice. There are no contracts, agreements, arrangements, commitments or undertakings relating to any prior audit of the Company or HIP, LLC, and there are no contracts, agreements, arrangements, commitments or undertakings with the Internal Revenue Service or any other Governmental or Regulatory Authority that have or are reasonably likely to have a material and adverse impact on the Company's or HIP, LLC's Taxes that are not reflected in the Company Financial Statements.

            (c) To the extent such documents exist, Parent has been furnished by the Company true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by the Company or on behalf of the Company or HIP, LLC relating to Taxes, and
(ii) except as set forth in Section 3.26 of the Company Disclosure Schedule, all

                                                                   Exhibit 10.31

federal and state income or franchise tax returns for the Company and HIP, LLC for all periods ending on and after December 31, 2001.

            (d) The Tax Returns of the Company and HIP, LLC have never been audited by a Governmental or Regulatory Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). To the Knowledge of the Company, and except as set forth in Section
3.26 of the Company Disclosure Schedule, no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the Company or HIP, LLC, and neither the Company nor HIP, LLC has received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Tax Return or paid Taxes required to be filed or paid by it. Neither the Company nor HIP, LLC is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Company or HIP, LLC or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of the Company or HIP, LLC. The Company and HIP, LLC have disclosed on their federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

            (e) Neither the Company nor HIP, LLC is or ever has been a party to any Tax sharing agreement or Tax indemnity agreement or has assumed the Tax liability of any other Person under contract. Neither the Company nor HIP, LLC is or has ever been a member of an affiliated group filing a consolidated federal income Tax Return and, except as set forth in Section 3.26 of the Company Disclosure Schedule, neither the Company nor HIP, LLC has any liability for the Taxes of any individual or entity under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

            (f) The Company and HIP, LLC do not have any deferred income or gains reportable for Tax purposes in any period ending after the Closing Date but that is attributable to a transaction occurring in, or resulting from a change in accounting method for a period prior to the Closing Date.

            (g) The Company's and HIP, LLC's tax basis in their assets for purposes of determining their future amortization, depreciation and other federal income tax deductions is accurately reflected on the Books and Records provided to Parent.

            (h) All of the Shareholders are "United States Persons" within the meaning of Section 7701(a)(30) of the Code.

      3.27 LABOR AND EMPLOYMENT RELATIONS. To the Knowledge of the Company, no officer, executive or group of five or more employees of the Company or HIP, LLC has or have any plans to terminate his, her or their employment with the Company or HIP, LLC. Neither the Company nor HIP, LLC is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of their respective employees, and to the Knowledge of the Company, there are no attempts to organize any of the Company's or HIP, LLC's employees by any Person, unit or group seeking to act as their bargaining agent. The Company and HIP, LLC have complied in all material respects with all

                                                                   Exhibit 10.31

applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, occupational health and safety and the withholding and payment of social security and other Taxes. Neither the Company nor HIP, LLC is liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for the failure to comply with any of the foregoing Legal Requirements. To the Knowledge of the Company, no employees of the Company or HIP, LLC are in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to any such employee to be employed by the Company or HIP, LLC because of the nature of the business conducted or presently proposed to be conducted by the Company or HIP, LLC or the use of trade secrets or proprietary information of others. There are no pending or, to the Knowledge of the Company, threatened charges (by employees, independent contractors, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any Person employed or formerly employed by the Company or HIP, LLC. To the Knowledge of the Company, no union representation elections relating to the Company's or HIP, LLC's employees have been scheduled by any Governmental or Regulatory Authority, no organizational effort is being made with respect to any of such employees, and no investigation of the Company's or HIP, LLC's employment policies or practices by any Governmental or Regulatory Authority is pending or threatened. Neither the Company nor HIP, LLC is currently, nor in the past has been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the Company or HIP, LLC. The Company and HIP, LLC have never experienced any work stoppages and to the Knowledge of the Company, no work stoppage has been threatened or is planned.

      3.28 CERTAIN EMPLOYEES. Except as set forth on Schedule 3.28, neither the Company nor HIP, LLC has (i) received any notice from any such Person whether orally or in writing that he or she will cancel or otherwise terminate such Person's employment or other relationship with the Company or HIP, LLC or (ii) committed to any wage, salary, bonus or compensation increase to any employee, officer, consultant, contractor or agent of the Company or HIP, LLC. None of such Persons has an employment agreement or understanding, whether oral or written, with the Company or HIP, LLC which is not terminable on no more than ten (10) days notice by the Company or HIP, LLC without cost or other liability to the Company or HIP, LLC.

      3.29 ABSENCE OF CERTAIN DEVELOPMENTS. Since December 31, 2004, neither the Company nor HIP, LLC has:

            (a) other than in connection with the HIP Transaction, issued any stock, membership interests bonds or other corporate or limited liability interests or securities or any right, options or warrants with respect thereto;

            (b) borrowed any amount, obtained any letters of credit or incurred or become subject to any liabilities in excess of $10,000 in the aggregate;

                                                                   Exhibit 10.31

            (c) discharged or satisfied any lien or Encumbrance or paid any obligation or liability, other than current liabilities paid in the Ordinary Course of Business and other than current federal income Tax liabilities;

            (d) other than in connection with the HIP Transaction, declared or made any payment or distribution of cash or other property to Shareholders with respect to the Company's stock or the members with respect to HIP, LLC's membership interest, or purchased or redeemed any shares of its capital stock or interests;

            (e) mortgaged or pledged any of its Assets or Properties, or subjected them to any lien, charge or any other Encumbrance, except liens for current property Taxes not yet due and payable;

            (f) sold, leased, subleased, assigned or transferred any of its Assets or Properties, except in the Ordinary Course of Business, or cancelled any debts or claims;

            (g) made any changes in any employee, consultant or contractor compensation, severance or termination agreement, commitment or transaction other than routine salary increases consistent with past practice or offer employment to any individuals;

            (h) entered into any material transaction or modified any existing transaction (the aggregate consideration for which is in excess of $10,000);

            (i) suffered any damage, destruction or casualty loss, whether or not covered by insurance;

            (j) made any capital expenditures, additions or improvements or commitments for the same, except those made in the Ordinary Course of Business which in the aggregate do not exceed $10,000;

            (k) entered into any transaction or operated the Business of the Company not in the Ordinary Course of Business;

            (l) made any change in its accounting methods or practices or ceased making accruals for taxes, obsolete inventory, vacation and other customary accruals;

            (m) ceased from reserving cash to pay taxes, principal and interest on borrowed funds, and other customary expenses and payments;

            (n) caused to be made any reevaluation of any of its Assets or Properties;

            (o) caused to be entered into any amendment or termination of any lease, customer or supplier contract or other material contract or agreement to which it is a party, other than in the Ordinary Course of Business;

            (p) made any material change in any of its business policies, including, without limitation, advertising, distributing, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition or sale policies;

                                                                   Exhibit 10.31

            (q) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or refusal to renew, any contract or other agreement that is or was material to the Business of the Company or the financial condition of the Company and HIP, LLC;

            (r) permitted to occur or be made any other event or condition of any character which has had a Material Adverse Effect on it;

            (s) waived any rights material to its financial or business condition;

            (t) made any illegal payment or rebates; or

            (u) entered into any agreement to do any of the foregoing.

      3.30 CUSTOMERS. The Company has previously provided to Parent a true and correct list of the Company's and HIP, LLC's current customers and the Company's and HIP, LLC's customers during the 2003 and 2004 fiscal years related to the Business of the Company. Except as set forth in Section 3.30 of the Company Disclosure Schedule, since January 1, 2004 no single customer or group of affiliated customers contributing more than $50,000 per annum to the 2004 gross revenues of the Company's or HIP, LLC's business has stopped doing business with the Company or HIP, LLC, and no such customer has given notice to the Company or HIP, LLC of an intention to discontinue doing business or reduce the level of gross revenues from that in fiscal year 2004 with the Company.

      3.31 BANK ACCOUNTS. Section 3.31 of the Company Disclosure Schedule contains a complete and accurate list of each deposit account or asset maintained by or on behalf of the Company or HIP, LLC with any bank, brokerage house or other financial institution, specifying with respect to each the name and address of the institution, the name under which the account is maintained, the account number, and the name and title or capacity of each Person authorized to have access thereto.

      3.32 INTENTIONALLY DELETED.

      3.33 REGULATORY COMPLIANCE. Neither the Company, or HIP, LLC nor any of their operations are regulated by any Governmental or Regulatory Authority and the Company has complied with all applicable requirements of any Governmental or Regulatory Authority with respect to any services provided by it (including but not limited to the Medicare Anti-Kickback Statute, the Health Insurance Portability and Accountability Act of 1996, the Federal False Claims Act, the Federal laws concerning physician self-referral known as "Stark I" and "Stark II", and the rules and regulations of the Joint Commission on Accreditation of Healthcare Organizations).


      Neither the Company, HIP, LLC nor any shareholder, director officer, manager, member, employee or agent of the Company or HIP, LLC has made an untrue statement of a material fact or fraudulent statement to any Governmental or

                                                                   Exhibit 10.31

Regulatory Authority, failed to disclose a material fact required to be disclosed to any Governmental or Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for any Governmental or Regulatory Authority to invoke its policies respecting fraud, untrue statements of material facts, bribery or illegal gratuities or any similar policies.

      3.34 THIRD PARTY CONSENTS. No consent, approval or authorization of any third party on the part of the Company or HIP, LLC is required in connection with the consummation of the transactions contemplated hereunder except as otherwise provided in Section 3.34 of the Company Disclosure Schedule.

      3.35 RELATIONSHIPS WITH RELATED PERSONS. No Shareholder or any Affiliate of the Company or HIP, LLC has, or since January 1, 2004 has had, any interest in the property, whether real, personal or mixed, or whether tangible or intangible, used in or pertaining to the Businesses of the Company except as otherwise provided in Section 3.35 of the Company Disclosure Schedule. No Shareholder or any Affiliate of the Company or HIP, LLC owns, or since January 1, 2004 has owned (of record or as beneficial owner) an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a material financial interest in any transaction with the Company or HIP, LLC or (ii) engaged in competition with the Company or HIP, LLC with respect to any line of the products or services of the Company or HIP, LLC. Except as set forth in Section 3.35 of the Company Disclosure Schedule, no Shareholder nor any Affiliate of the Company or HIP, LLC is a party to any Contract with or has any right or claim against the Company or HIP, LLC.

      3.36 CERTAIN PAYMENTS. Neither the Company, HIP, LLC nor any director, officer, member, manager, agent or employee of the Company, or to the Knowledge of the Company or HIP, LLC, any other Person associated with or acting for or on behalf of the Company or HIP, LLC, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back or other payment to any Person, private or public, regardless of any form, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained for or in respect of the Company or HIP, LLC or any Affiliate thereof, or (D) in violation of any Legal Requirement, or (ii) established or maintained any fund or asset that has not been recorded in the Books and Records of the Company.

      3.37 BROKERS. Except as set forth in Section 3.37 of the Company Disclosure Schedule, neither the Shareholders nor the Company or HIP, LLC has retained any broker in connection with the transactions contemplated hereunder. The Shareholders shall be obligated to pay all fees set forth on Section 3.37 of the Company Disclosure Schedule. Parent, Surviving Corporation and their Affiliates have, and will have, no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Shareholders, the Company or HIP, LLC.

      3.38 VERIFICATION OF CREDENTIALS. Except as set forth in Section 3.38 of the Company Disclosure Schedule, the Company and HIP, LLC have implemented policies and procedures to verify the credentials (including, but not limited to, with respect to education and licensure) of personnel that the Company or HIP, LLC places with its clients and to collect, maintain and update such credentialing information. To the Knowledge of the Company, employees,

                                                                   Exhibit 10.31

contractors and consultants each consistently follow and have followed such policies and procedures.

      3.39  TRAINING.  Except  as set  forth  in  Section  3.39  of the  Company
Disclosure Schedule, the Company and HIP, LLC have had in place, and currently have in place, a training program for personnel who provide services to clients of the Company and HIP, LLC that satisfy the Company's and HIP, LLC's training obligations to its clients. To the extent that the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") currently applies or applied to the Company or HIP, LLC, the Company and HIP, LLC have developed a plan to comply with any obligations they may have under the privacy standards of HIPPA, except where any non-compliance would have a Material Adverse Effect on the Company and HIP, LLC.

      3.40 EXISTING INDEBTEDNESS. Other than as contemplated in Section 2.9 of this Agreement, (i) all indebtedness of or any obligation of the Company and HIP, LLC (whether as obligor or as guarantor) for borrowed money, whether current, short-term, or long-term, secured or unsecured, (ii) all indebtedness of the Company and HIP, LLC (whether as obligor or as guarantor) for the deferred purchase price for purchases of property outside the ordinary course which is not evidenced by trade payables, (iii) all lease obligations of the Company and HIP, LLC (whether as obligor or as guarantor) under leases which are capital leases in accordance with GAAP, (iv) all off-balance sheet financings of the Company and HIP, LLC (whether as obligor or as guarantor), (v) any payment obligations of the Company and HIP, LLC (whether as obligor or as guarantor) in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (vi) any liability of the Company and HIP, LLC (whether as obligor or as guarantor) with respect to interest rate swaps, collars, caps and similar hedging obligations,
(vii) any present, future or contingent obligations of the Company and HIP, LLC under (A) any phantom stock or equity appreciation rights, plan or agreement,
(B) any consulting, deferred pay-out or earn-out arrangements in connection with the purchase of any business or entity, (C) any non-competition agreement,
(viii) any accrued bonuses, (ix) any accrued Taxes other than payroll Taxes accrued in the Ordinary Course of Business, (x) any accrued and unpaid interest or any contractual prepayment premiums, penalties or similar contractual charges resulting from the Contemplated Transactions or the discharge of such obligations with respect to any of the foregoing, (xi) all indebtedness of or any obligation of the Company or HIP, LLC owed to the Shareholders or to any Affiliate of the Shareholders and (xii) all indebtedness of or any obligation of the Company or HIP, LLC incurred for the personal benefit of the Shareholders or any Affiliate of the Shareholders, including without limitation, any Family Members of the Shareholders, is listed on Section 3.40 of the Company Disclosure Statement (collectively, but without duplication, the "Existing Indebtedness"). Other than as contemplated in Section 2.9 of this Agreement, as of the Closing Date all Existing Indebtedness will be paid in full, retired or otherwise satisfied by the Shareholders.

      3.41 MATERIAL MISSTATEMENTS AND OMISSIONS. The statements, representations and warranties of the Company and HIP, LLC contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company and HIP, LLC pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

                                                                   Exhibit 10.31

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                          OF PARENT AND ACQUISITION CO.
                          -----------------------------


      Parent and Acquisition Co., jointly and severally, represent and warrant to the Company as of the date hereof and as of the Closing Date, as follows:

      4.1 ORGANIZATION. Each of Parent and Acquisition Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of the Delaware. Each of Parent and Acquisition Co. is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon Parent or Acquisition Co., as the case may be.

      4.2  AUTHORITY.  Each of Parent  and  Acquisition  Co.  has all  necessary corporate power and corporate authority and has taken all corporate actions necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its respective obligations hereunder and no other proceedings on the part of Parent or Acquisition Co. are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Co. and constitutes a legal, valid and binding obligation of Parent and Acquisition Co., respectively, enforceable against each of Parent and Acquisition Co. in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      4.3 LITIGATION. There are no Actions or Proceedings pending or, to the Knowledge of Parent, threatened or anticipated against, relating to or affecting the transactions contemplated by this Agreement, and, to the Knowledge of Parent, there is no basis for any such Action or Proceeding.

      4.4 REPORTS AND FINANCIAL STATEMENTS. As of the date hereof, the Parent has furnished or made available to the Company and the Shareholders true and complete copies of all Parent SEC Documents (see the Parent's website at www.crdentia.com). As of their respective filing dates, all such Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of such Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The Parent Financial Statements comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and present fairly the consolidated financial position of the Parent at the dates thereof and the consolidated results of its operations and

                                                                   Exhibit 10.31

cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

      4.5 BROKERS. Neither Parent nor Acquisition Co. has retained any broker in connection with the transactions contemplated hereunder. Neither the Company nor the Shareholders has, and will have, any obligation to pay any broker's, finder's investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Parent or Acquisition Co.

                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                               OF THE SHAREHOLDERS
                               -------------------


      Each Shareholder hereby represents and warrants to Parent and Acquisition Co. as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company and the Shareholders set forth in
Article III above):

      5.1 REQUISITE POWER AND AUTHORITY. Such Shareholder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on such Shareholder's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Agreement will be the valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      5.2 INVESTMENT REPRESENTATIONS. Such Shareholder understands that the shares of the Parent Common Stock to be issued to the Shareholder pursuant to the provisions of Article 2 have not been registered under the Securities Act. Such Shareholder also understands that such shares of Parent Common Stock are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Shareholder's representations and warranties contained in this Agreement. Such Shareholder hereby represents and warrants as follows:

            (a) Such Shareholder is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

            (b) Such Shareholder has such experience so that he, she or it is capable of evaluating the merits and risks of his, her or its investment in Parent and has the capacity to protect his, her or its own interests. Such Shareholder must bear the economic risk of this investment indefinitely unless the shares of Parent Common Stock are registered pursuant to the Securities Act, or an exemption from registration is available. Such Shareholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Shareholder to transfer all or any portion of the shares of Parent Common Stock under the circumstances, in the amounts or at the times such Shareholder might propose.

                                                                   Exhibit 10.31

            (c) Such Shareholder is acquiring the shares of Parent Common Stock for such Shareholder's own account for investment only, and not with a view towards their distribution.

            (d) Such Shareholder represents that by reason of his, her or its business or financial experience, such Shareholder has the capacity to protect his, her or its own interests in connection with the transactions contemplated in this Agreement. Further, such Shareholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

            (e) Such Shareholder has received and read the Parent SEC Filings and has had an opportunity to discuss Parent's business, management and financial affairs with directors, officers and management of Parent and has had the opportunity to review Parent's operations and facilities. Such Shareholder has also had the opportunity to ask questions of and receive answers from Parent and its management regarding the terms and conditions of this investment.

            (f) Such  Shareholder  acknowledges  and  agrees  that the shares of
Parent Common Stock acquired pursuant to this Agreement must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Parent, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market (as said term is defined under the Exchange Act) and the number of shares being sold during any three month period not exceeding specified limitations.

            (g) Such Shareholder resides in the state or province identified in the address of such Shareholder set forth on the signature page to this Agreement.

      5.3 TRANSFER RESTRICTIONS. Such Shareholder acknowledges and agrees that the shares of Parent Common Stock are subject to restrictions on transfer set forth in this Section 5.3. Such Shareholder agrees not to make any disposition of all or any portion of the shares of Parent Common Stock acquired pursuant to this Agreement unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the transferee (except for transfers in compliance with Rule 144) has agreed in writing to be bound by the terms of Article 5 of this Agreement, such Shareholder shall have notified Parent of the proposed disposition and shall have furnished Parent with a detailed statement of the circumstances surrounding the proposed disposition and if reasonably requested by Parent, such Shareholder shall have furnished Parent with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Shareholder to a family member of such Shareholder or trust for the benefit of such Shareholder or family member; provided, however, that in each case the transferee will be subject to the terms of Article 5 of

                                                                   Exhibit 10.31

this  Agreement  to the  same  extent  as if  he,  she or it  were  an  original
Shareholder hereunder. Parent shall be entitled to impose stop transfer instructions with respect to the Parent Common Stock in order to enforce the foregoing restrictions.

      The certificates representing the Parent Common Stock (when issued pursuant to this Agreement) shall bear the following legend restricting transfer, and such other legends as may be required by any applicable state securities law:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PROVISIONS OF THE TERMS AND CONDITIONS OF THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG CRDENTIA CORP., HIP ACQUISITION CORPORATION, HIP HOLDING, INC. AND THE SHAREHOLDERS OF HIP HOLDING, INC.

      5.4 MARKET STANDOFF. Such Shareholder agrees that he, she or it will not, without the prior written consent of Parent and/or the managing underwriter(s), during the period commencing on the date of filing of a registration statement by Parent pursuant to an underwritten public offering by Parent of its capital stock or securities convertible into its capital stock and ending on the date specified by Parent and the managing underwriter(s) (such period not to exceed 180 days following the filing of the final prospectus relating to such offering), transfer or dispose of any shares of Parent Common Stock owned by such Shareholder. In order to enforce the foregoing covenant, Parent may impose stop-transfer instructions with respect to such securities of the Shareholder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

                                   ARTICLE 6.
                             ADDITIONAL AGREEMENTS
                             ---------------------

      6.1 ACCESS TO INFORMATION. The Company has given Parent and its authorized representatives (including, without limitation, its attorneys and accountants), reasonable access to all employees, customers, plants, offices, warehouses and other facilities, to (and where necessary, provided copies of) all books and records, contracts and all personnel files of current employees of the Company and its subsidiaries and the Company has caused its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other

                                                                   Exhibit 10.31

information with respect to the business and properties of the Company and its subsidiaries as Parent has requested.

      6.2 PUBLIC ANNOUNCEMENTS; COMPANY LITERATURE. None of Parent, Acquisition Co., the Company or the Shareholders shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, without the prior consent of Parent and Acquisition Co. (in the case of the Company or the Shareholders) or the Shareholders (in the case of Parent or Acquisition Co.), except as may be required by applicable law, including any determination by Parent that a press release or other public statement is required under applicable securities or regulatory rules. The parties agree there shall be no public announcement of this Agreement or the consummation of the Merger except as may be required by applicable law. The parties agree that the Parent may announce this Agreement or the consummation of the Merger to the Company's and HIP, LLC's employees, customers, vendors and strategic partners immediately following the Closing.

      6.3 FEES AND EXPENSES. Whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the Merger, this Agreement and the other agreements and transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, broker's consulting and other fees and expenses of third parties incurred by a party in connection with the negotiation, documentation and effectuation of the terms and conditions of the Merger, this Agreement and the other agreements and Contemplated Transactions hereby and thereby ("Third Party Expenses") shall be the obligation of the respective party incurring such Third Party Expenses. Notwithstanding the foregoing, the Shareholders shall severally be responsible and bear all costs and expenses incurred and fees payable for counsel for the Company in connection with the Merger and the Contemplated Transactions and all of the fees payable to Citigroup Geneva Capital Strategies, Inc., or any broker, finder or financial intermediary representing the Company or the Shareholders.

      6.4 CONFIDENTIALITY. The parties hereto will maintain in confidence, and will direct its directors, officers, employees, agents, Affiliates and advisors to maintain in confidence any written, oral or other information furnished by another party to this Agreement in connection with the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by law. The provisions of this Section 6.4 shall not be binding on the Parent or the Surviving Corporation following the Closing. If the Merger is not consummated, each party will return or, at the request of the party supplying the information, destroy as much of such written information as the other party may reasonably request.

                                   ARTICLE 7.
                    CONDITIONS TO CONSUMMATION OF THE MERGER
                    ----------------------------------------

      7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                                                                   Exhibit 10.31

            (a) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental or Regulatory Authority that prohibits, restrains, enjoins or restricts the consummation of the Merger; and

            (b) any governmental or regulatory notices, approvals or other requirements necessary to consummate the Contemplated Transactions shall have been given, obtained or complied with, as applicable.

      7.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company and the Shareholders to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) the representations and warranties of Parent and Acquisition Co. contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date, and in any event, subject to the foregoing materiality qualification);

            (b) each of the covenants and obligations of Parent and Acquisition Co. to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time;

            (c)  there   shall  have  been  no  events,   changes  or   effects,
individually or in the aggregate, with respect to the Parent having, or that would reasonably be expected to have, a Material Adverse Effect on the Parent;

            (d) Parent shall have delivered all of Closing deliveries set forth in Section 2.10(c) above; and

            (e) all proceedings taken by the Parent and Acquisition Co. and all instruments executed and delivered by Parent and Acquisition Co. on or prior to the Closing in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to counsel for the Company.

      7.3 CONDITIONS TO THE OBLIGATIONS OF PARENT AND ACQUISITION CO. The respective obligations of Parent and Acquisition Co. to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) the representations and warranties of the Company and Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date);

                                                                   Exhibit 10.31

            (b) each of the covenants and obligations of the Company and Shareholders to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time;

            (c) any material third party consents necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with as applicable;

            (d) there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company, HIP, LLC or its subsidiaries having, or that would reasonably be expected to have, a Material Adverse Effect on the Company or HIP, LLC;

            (e) none of the Key Employees shall have terminated their employment with the Company or given written or oral notice to the Company, HIP, LLC or Parent of their intention to do so after the consummation of the Merger;

            (f) the Company and the Shareholders, as the case may be, shall have delivered all of the Closing deliveries set forth in Section 2.10(b) above;

            (g) all proceedings taken by the Company and the Shareholders and all instruments executed and delivered by the Company and the Shareholders on or prior to the Closing in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to counsel for the Parent and Acquisition Co.

                                   ARTICLE 8.
                              INTENTIONALLY DELETED
                              ---------------------

                                   ARTICLE 9.
                    ACTIONS BY THE PARTIES AFTER THE CLOSING
                    ----------------------------------------

      9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. The representations, warranties and covenants contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement in the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder (notwithstanding any investigation, analysis or evaluation by any party hereto or their designees of the Assets and Properties, business, operations or condition (financial or otherwise) of the other party) until the second anniversary of the Effective Time; provided, however, that the representations and warranties of the parties contained in Sections 3.16 and 3.26 shall continue to survive until the expiration of the appropriate statute of limitations and Sections 3.3, 3.4, 3.5, 3.37, and 5.2 shall continue to survive indefinitely in full force and effect following the Effective Time.

                                                                   Exhibit 10.31

      9.2 INDEMNIFICATION.

            (a) By the Company and the Shareholders. The Company and the Shareholders shall severally indemnify, defend and hold harmless Parent and the Surviving Corporation and their respective officers, directors, employees, Affiliates, agents, successors, subsidiaries and assigns (collectively the "Parent Group") from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, costs of mitigation, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation made by the Company or the Shareholders in or pursuant to this Agreement, or in the other documents delivered in connection with the Contemplated Transactions pursuant to Section 2.10, (ii) Actions or Proceedings set forth in the Company Disclosure Schedule or in the other documents delivered in connection with the Contemplated Transactions, (iii) Actions or Proceedings involving the Company whether disclosed in the Company Disclosure Schedule or not, (iv) operations of the Business of the Company through March 20, 2005, (v) the transactions contemplated by Section 2.9 or as a result of a breach of any of the covenants or understandings contained in Section 2.9, and (vi) any Income Tax liability of the Shareholders or the Company arising or accruing on or before the Closing Date.

            (b) By Parent. Parent and Acquisition Co. shall, jointly and severally, indemnify, defend and hold harmless, the Shareholders and their respective heirs, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation made by Parent or Acquisition Co. in or pursuant to this Agreement, or in the documents delivered in connection with the Contemplated Transactions pursuant to Section 2.10.

            (c) Third Party Claims; Defense of Claims. If any Action or Proceeding is filed or initiated against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within ten days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such Action or Proceeding, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party's cost, risk and expense (unless (i) the indemnifying party has failed to assume the defense of such Action or Proceeding or (ii) the named parties to such Action or Proceeding include both of the indemnifying party and the indemnified party, and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate), and to compromise or settle such Action or Proceeding, which compromise or settlement shall not require the

                                                                   Exhibit 10.31

consent of the indemnified party if such compromise or settlement includes a full and unconditional release of the indemnified party, otherwise such compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained. If (i) the indemnifying party fails to assume the defense of such Action or Proceeding within ten (10) days after receipt of notice thereof pursuant to this Section 9.2, or (ii) the named parties to such Action or Proceeding include both the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, the indemnified party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Action or Proceeding on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party assumes defense of the Action or Proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement and will consult with, when appropriate, and consider any reasonable advice from, the indemnifying party of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 9.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.


      Regardless of whether the indemnifying party or the indemnified party takes up the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise or settlement for any Action or Proceeding under this Section 9.2.


      The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom. The indemnifying party shall pay all expenses due under this
Section 9.2 as such expenses become due.

            (d) Indemnity Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

      9.3 RIGHT OF OFFSET.

            (a) In the event that Parent or the Surviving Corporation suffers Damages pursuant to this Article 9, the Parent, in addition to all other remedies set forth in this Section 9.3, shall have the right to offset such Damages against amounts payable to the Shareholders as Additional Merger Transaction pursuant to Section 2.7, if any.

                                                                   Exhibit 10.31

            (b) Neither party shall have any liability or obligation to the other party with respect to any claim related to this Agreement until the total of all Damages with respect to such matters exceed $25,000 (the "Threshold"), and thereafter, liability shall be only for those Damages in excess of the Threshold.

            (c) Neither party shall have any liability or obligation to the other person in connection with any claim related to this Agreement in excess of the Merger Consideration.

            (d) The determination of the amount of any Damages arising out of the breach of more than one representation, warranty, covenant or agreement shall be determined without duplication or double counting of the same Damages.

            (e) Any amounts payable by either party pursuant to this Article 9 shall be reduced by (i) any related insurance recoveries net of cost incurred for such recovery and (ii) any payments from third parties who are not Affiliates.

            (f) Each party shall use reasonable efforts to minimize any Damages for which any other party may be liable pursuant to this Agreement.

      9.4 ARTICLES OF INCORPORATION AND BYLAWS. Notwithstanding anything to the contrary in the Articles of Incorporation or Bylaws or governing documents of the Company or HIP, LLC, the indemnification provisions of this Article 9 shall take precedence over such Articles of Incorporation, Bylaws, Articles of Organization, operating agreement or other governing documents. No Shareholder or any other officer or director of the Company prior to the Closing shall be entitled to indemnification directly or indirectly under such Articles of Incorporation, Bylaws, Articles of Organization, operating agreement or other governing documents or otherwise for any matter upon which the Company or HIP, LLC has or might have an indemnification obligation hereunder and the Articles of Incorporation, Bylaws, Articles of Organization, operating agreement and governing documents shall be deemed amended accordingly. This Section 9.4 is not intended for the benefit of creditors or other third parties and does not grant any rights to creditors or other third parties.

      9.5 EXCLUSIVITY. The parties hereto acknowledge and agree that the indemnity obligations set forth above shall be the exclusive remedy of the indemnified parties with respect to any claim or causes of action that may arise or relate to this Agreement or the Contemplated Transactions.

      9.6 TAX MATTERS.

            (a) Filing Returns and Paying Taxes.

                  (i) The Shareholders shall, at their sole expense, be responsible for preparing and timely filing (which the Shareholders do hereby jointly and severally agree to timely prepare and file) (A) all Income Tax Returns of the Company and HIP, LLC for Tax periods that end on or before the Closing Date (regardless of their due date) and (B) all Tax Returns of the Company and HIP, LLC that are due on or before the Closing Date. The Shareholders agree to promptly provide Parent true and exact copies of all such Tax Returns. Subject to Section 2.9 and Section 3.26, the Shareholders shall be

                                                                   Exhibit 10.31

responsible for paying all Taxes due on such returns.

                  (ii) Except for the Income Tax Returns filed by the Shareholders pursuant to Section 9.6(a)(i), Parent will be responsible for the preparation and timely filing of all Tax Returns of the Company and HIP, LLC that are due after the Closing Date (including Tax Returns for periods that begin before but end after the Closing Date). Subject to Sections 2.9 and
Section 3.26, Parent will be responsible for paying all Taxes due on such Tax Returns.

                  (iii) Except where required under applicable law or compulsory legal process, neither Parent, Acquisition Co., the Company, HIP, LLC, nor the Shareholders will take a position with any federal, state or local taxing authority contrary to any of the terms and provisions of this Agreement.

                  (iv) Unless the Shareholders consent in writing and except where required under applicable law or compulsory legal process, neither the Parent, Acquisition Co., the Company nor HIP, LLC will take a position on any Tax Return with respect to the tax basis of the assets of the Company or HIP, LLC that is inconsistent with the tax basis of such assets as reflected on the Books and Records of the Company and HIP, LLC provided to Parent.

            (b) Cooperation on Tax Matters.

                  (i) Parent,  Acquisition  Co., the  Company,  HIP, LLC and the
Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party (at the sole cost of the requesting party), in connection with the filing of any Tax Returns pursuant to this Section 9.6 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees reasonably available (at the cost of the requesting party) on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent agrees (A) to continue to retain any books and record delivered to Parent by the Shareholders with respect to Tax matters pertinent to the Company and HIP, LLC relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified in writing by the Shareholders, during any extensions of such statute of limitations) of the respective taxable periods, and (B) to provide the Shareholders a reasonable opportunity to copy (at the Shareholders' sole cost) any such records (unless prohibited by applicable law or compulsory legal process) prior to transferring, destroying or discarding any such books and records.

                  (ii) With respect to income Tax Returns of the Company and HIP, LLC for Tax Periods ending prior to the Closing Date, the Shareholder shall have the right (at the Shareholders' sole cost) to control any audit or examination by any Tax authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to all Income Taxes, other than any Income Taxes for which Parent shall be

                                                                   Exhibit 10.31

liable after the Closing; except where any of the foregoing is likely to have a Material Adverse Effect on the Parent, the Company the Acquisition Co, or HIP, LLC. The Shareholders shall be entitled to any Income Tax refund allocable to the portion of any Tax period ending on or before the Closing Date which was originally paid by the Shareholders with respect to HIP, LLC.

                  (iii) Parent shall have the right to control any audit or examination by any Tax authority for any taxes which Parent is liable after the Closing, and shall have the right to initiate any claim for refund, file any amended returns, contest, resolve and defend against any assessment notice of deficiency or other adjustment or proposed adjustment relating or with respect to any taxes which Parent is liable after the Closing Date and shall be entitled to all refunds with respect to such Taxes.

                                   ARTICLE 10.
                                   ARBITRATION
                                   -----------

      10.1 ARBITRATION. In the event of any dispute among the parties hereto as to the interpretation of any provision of this Agreement or the rights and obligations of any party hereunder, such dispute shall be resolved (i) first through negotiations in good faith between the parties to such dispute and (ii) if during a fifteen (15) day period following the date such dispute arises, such negotiations do not result in a resolution through binding arbitration as hereinafter provided. If arbitration is required to resolve a dispute hereunder, any party may notify the American Arbitration Association in Dallas, Texas ("AAA") and request AAA to select one person to act as the arbitrator for resolution of the dispute. The arbitrator so selected shall conduct any such proceedings using the International Arbitration Rules (the "IAR") of the AAA and such rules will be binding upon all parties to the arbitration proceeding. The arbitrator is encouraged to modify the application of the IAR as the arbitrator deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible. Accordingly, the arbitrator may (i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) accept evidence of property values without formal appraisals and upon such information provided by the parties or other persons and otherwise minimize discovery procedures as the arbitrator deems appropriate,
(iii) act upon his understanding or interpretation of the law on any issue without the obligation to research such issue or accept or act upon briefs of the issue prepared by any party, (iv) limit the time for presentation of any party's case as well as the amount of information or number of witnesses to be presented in connection with any hearing, and (v) impose any other rules which the arbitrator believes appropriate to effect a resolution of the dispute as quickly and inexpensively as possible. The arbitrator will have the exclusive authority to determine and award costs of arbitration and the costs incurred by any party for their attorneys, advisors and consultants.

                                   ARTICLE 11.
                                  MISCELLANEOUS
                                  -------------

      11.1 FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX).

                                                                   Exhibit 10.31

      11.2 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

            If to Parent or Surviving Corporation:

                  Crdentia Corp.
                  14114 Dallas Parkway, Suite 600
                  Dallas, Texas  75254
                  Facsimile No.: (972) 392-2722
                  Attention:  Chief Executive Officer

            with copies to:

                  Kane, Russell, Coleman & Logan, P.C.
                  1601 Elm Street, Suite 3700
                  Dallas, Texas 75201
                  Facsimile No.: (214) 777-4299
                  Attention:  Patrick V. Stark, Esq.

            If to Shareholders:

                  C. Michael Emery
                  23868 Stacey Drive
                  Brownstown, MI  48183
                  Facsimile No.: (734) 758-0215

                  Matthew James Cahillane
                  11220 Beechwood Court
                  Taylor, MI  48180
                  Facsimile No.: (734) 758-0215

            with copies to:

                  Dykema Gossett PLLC
                  400 Renaissance Center
                  Detroit, MI 48243
                  Facsimile No.: (313) 568-6832
                  Attention:  Jin-Kyu Koh

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 11.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 11.2, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 11.2, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other

                                                                   Exhibit 10.31

Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

      11.3 ENTIRE AGREEMENT. This Agreement (and all exhibits and schedules attached hereto, all other documents delivered in connection herewith) supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect thereto, including, without limitation, the binding provision of the letter of intent dated February 15, 2005.

      11.4 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

      11.5 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

      11.6 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article 9.

      11.7 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that any party's rights to indemnification under Article 9 may be freely assigned. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

      11.8 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      11.9 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this

                                                                   Exhibit 10.31

Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the parties herein.

      11.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

      11.11 CONSENT TO JURISDICTION AND FORUM SELECTION. Each of the Parent, Acquisition Co., the Company and the Shareholders irrevocably agrees that any legal action or proceeding with respect to this Agreement (including any legal action or proceeding to enforce the arbitration provisions of this Agreement) or for the recognition and enforcement of any judgment obtained through the arbitration provisions of this Agreement will be brought and determined in the federal or state courts or other courts located in Dallas County, Texas, and each of the Parent, Acquisition Co., the Company and the Shareholders hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts.

      11.12 CONSTRUCTION. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either party. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

      11.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      11.14 ATTORNEY'S FEES. In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred in said action.


                [Remainder of page intentionally left blank.]

                                                                   Exhibit 10.31

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.


                                    CRDENTIA CORP.
                                    a Delaware corporation d/b/a Crdentia


                                    By:    /s/ Pamela G. Atherton
                                           -------------------------------------
                                    Name:  Pamela G. Atherton

                                    Name:  Pamela G. Atherton
                                    Title: President


                                    HIP ACQUISITION CORPORATION,
                                    a Delaware corporation


                                    By:    /s/ Pamela G. Atherton
                                           -------------------------------------
                                    Name:  Pamela G. Atherton
                                    Title: President


                                    HIP HOLDING, INC.,
                                    a Delaware corporation


                                    By:    /s/ Matthew James Cahillane
                                           -------------------------------------
                                    Name:  Matthew James Cahillane
                                    Title: President


                                    /s/ C. Michael Emery
                                    --------------------
                                    C. Michael Emery
                                    Address: 23868 Stacey Drive
                                             Brownstown, MI  48183


                                    /s/ Michael James Cahillane
                                    ---------------------------
                                    Matthew James Cahillane
                                    Address: 11220 Beechwood Court
                                             Taylor, MI  48180

                                                                   Exhibit 10.31

                                    EXHIBIT A

                              CERTIFICATE OF MERGER

                                    EXHIBIT B

                        INCREMENTAL REVENUE SHARE FORMULA

                                                                   Exhibit 10.31

                                    EXHIBIT C

                              LETTER OF TRANSMITTAL

                                                                   Exhibit 10.31

                                    EXHIBIT D

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

                                                                   Exhibit 10.31

                                    EXHIBIT E

                              EMPLOYMENT AGREEMENT

                                                                   Exhibit 10.31

                                    EXHIBIT F

                          COMPANY SECRETARY CERTIFICATE

                                                                   Exhibit 10.31

                                    EXHIBIT G

                                     RELEASE

                                                                   Exhibit 10.31

                                    EXHIBIT H

                          PARENT SECRETARY CERTIFICATE